Exhibit 99.1

Deep Lake Capital Acquisition Corp. Announces It Will Redeem Its Public Shares

NEW YORK, NY, January 3, 2023 - Deep Lake Capital Acquisition Corp. (the “Company”) (Nasdaq: DLCA, DLCAW and DLCAU), a special purpose acquisition company, announced today that, due to its inability to consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”), it intends to redeem all of the outstanding Class A ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price, including accrued interest (net of amounts withheld for taxes and dissolution expenses) of approximately $10.124 (the “Redemption Amount”), and thereafter will dissolve and liquidate in accordance with the Articles.  In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest income from the trust account to pay dissolution expenses.

Since it completed its initial public offering (“IPO”) on January 15, 2021, the Company’s management team has rigorously searched for appropriate targets. Ultimately, however, the Company was not able to complete a transaction due to (a) the changing regulatory landscape around SPACs, (b) disconnect on valuations, and (c) volatility in capital markets and in deSPAC transactions, which dissuaded good companies from accessing the markets.

The Company anticipates that the Public Shares, and associated units and warrants, will cease trading on the Nasdaq Stock Market (“Nasdaq”) on January 13, 2023. As of the close of business on January 17, 2023, the Public Shares will be deemed canceled and will represent only the right to receive the redemption amount. After January 17, 2023, the Company will cease all operations except for those required to wind up the Company’s business.

In order to provide for the disbursement of funds from the trust account, the Company will instruct the trustee of the trust account to take all necessary actions to liquidate the trust account. The proceeds of the trust account will be held in a non-interest-bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their shares for their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The Redemption Amount is expected to be paid within ten business days after January 17, 2023.

The Company’s initial shareholders, including the Company’s sponsor, directors and each member of the Company’s management team, have waived their redemption rights with respect to all founder shares held by them.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Deep Lake Capital Acquisition Corp.

Deep Lake Capital Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Michael Cyrus, CFO
michael@deeplakecapital.com